Exhibit 99.1

NEWS RELEASE

Rambus to Acquire Snowbush IP Assets

Combination of leading suppliers accelerates position in SerDes IP and product offerings

SUNNYVALE, Calif. – June 6, 2016 – Rambus Inc. (NASDAQ:RMBS) today announced it has entered into a definitive agreement to acquire the assets of Semtech’s Snowbush IP for $32.5 million as well as additional payments based upon specific new product sales through the end of 2022. Snowbush IP, formerly part of Semtech’s Systems Innovation Group, is a leading provider of silicon-proven, high-performance serial link solutions. The acquisition strengthens Rambus’ position in high-growth spaces and meets customer needs in the server, networking and data center market.

“Our strategy is to look for opportunities in critical segments that will enhance our roadmap, especially in ways that will propel growth in profitable markets,” said Dr. Ron Black, president and chief executive officer at Rambus. “By adding Snowbush IP into our portfolio, we are bolstering our SerDes business and accelerating our product position. This acquisition, along with our memory IP cores and chip business, will further build upon the existing product opportunities and expand our foundry partnerships.”

Snowbush IP has a long history of providing advanced analog and mixed-signal IP for ASSP, ASIC, and SoCs. The platform architectures developed for advanced SerDes products, along with high-speed IP cores, offer cost savings opportunities and can expand the Rambus product offerings by integrating industry-leading IP cores, patents and other assets.

This acquisition remains subject to customary closing conditions and is expected to close during the third quarter of 2016. These acquired technologies will be part of the Rambus Memory and Interfaces Division and Rambus expects this acquisition to be accretive within 18-24 months.

To learn more about Rambus and the Memory and Interfaces division, visit rambus.com/memory-and-interfaces.

Conference Call

Rambus management will host a conference call at 6:00 a.m. PT today to discuss this acquisition. The will be webcast and available online at investor.rambus.com. A replay will be available following the call as a webcast on the Rambus Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# XXXXXXXX.

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About Rambus Memory and Interfaces Division (MID)

The Rambus Memory and Interfaces Division develops products and services that solve the power, performance, and capacity challenges of the mobile, connected device, and cloud computing markets. Rambus enhanced standards-compatible and custom memory and serial link solutions

© Rambus Inc.

include chips, architectures, memory and chip-to-chip interfaces, DRAM, IP validation tools, and system and IC design services. Developed through our system-aware design methodology, Rambus products deliver improved time-to-market and first-time-right quality.

About Rambus Inc.

Rambus creates cutting-edge semiconductor and IP products, spanning memory and interfaces to security, smart sensors and lighting. Our chips, customizable IP cores, architecture licenses, tools, services, training and innovations improve the competitive advantage of our customers. We collaborate with the industry, partnering with leading ASIC and SoC designers, foundries, IP developers, EDA companies and validation labs. Our products are integrated into tens of billions of devices and systems, powering and securing diverse applications, including Big Data, Internet of Things (IoT), mobile, consumer and media platforms. At Rambus, we are makers of better. For more information, visit rambus.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the potential benefits and incorporation of the acquired technologies into the Rambus Memory and Interfaces division, expected addition to pro forma earnings within 18-24 months, growth opportunities of the SerDes market, and the ability to bolster the Rambus IP and ASIC product offerings. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements due to a variety of factors including, but not limited to, risks and uncertainties described from time to time in Rambus’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and Rambus does not undertake to update any forward-looking statements based on new developments or changes in expectations.

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RMBSFN

Press contact:

Racepoint Global

Hilary Costa

(415) 694-6705

hcosta@racepointglobal.com

© Rambus Inc.